EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information contact:

Cindy Roberts

Director of Investor Relations

817-224-1461

cindy.roberts@dyn-intl.com

DynCorp International Inc. Announces Fiscal 2007

Second Quarter Results

•	Revenue of $474.7 million
•	Organic revenue growth of 8.0 percent
•	Adjusted EBITDA of $26.9 million
•	Operating cash flow of $63.0 million

Falls Church, VA - November 8, 2006 - DynCorp International Inc. (NYSE: DCP), a provider of specialized mission-critical outsourced technical services to civilian and military government agencies, today announced results for the 2007 second quarter.

“We continue to focus on growing core competencies as demonstrated by our internal revenue growth of 8.0 percent and $63.0 million in positive operating cash flow,” said Herb Lanese, president and chief executive officer of DynCorp International Inc. (the “Company”).

Second Quarter Results

Revenue for the 2007 second quarter was $474.7 million, up 8.0 percent over revenue for the 2006 second quarter.  International Technical Services (“ITS”) revenue represented 65.1 percent of second quarter revenue in fiscal 2007, and grew 16.0 percent to $309.2 million from the second quarter of fiscal 2006.  The ITS revenue increase was led by growth in its Civilian Police program (“CIVPOL”) and International Narcotics and Law Enforcement Air-Wing (“Air-Wing”) program.  Revenue from the Field Technical Services (“FTS”) segment declined 4.3 percent to $165.5 million from the second quarter of fiscal 2006, and represented 34.9 percent of second quarter revenue in fiscal 2007.  The completion of a contract in FTS’s Domestic Aviation program, combined with fewer Global Air Traffic Management avionics modifications under the Life Cycle Contractor Support program, contributed to lower FTS revenue for the quarter.

As the Company announced on October 4, 2006, operating results for the 2007 second quarter were impacted by three matters.  First, the Company recognized $4.7 million of severance expense during the quarter resulting from the departure of certain senior executives.  Second, the

Company recognized $5.3 million of operating cost in excess of contract funding in order to finish construction of a camp in Iraq for the Department of State.  Third, the Company recognized charges of $7.9 million related to the suspension of a security contract for a customer in Saudi Arabia.  Including the effect of these charges, operating income for the 2007 second quarter decreased 59.3 percent to $9.5 million from the 2006 second quarter.  Operating margin was 2.0 percent, as compared to operating margin of 5.3 percent in the 2006 second quarter.  Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the 2007 second quarter declined to $26.9 million, or 5.7 percent of revenue, from $35.1 million, or 8.0 percent of revenue, for the comparable period in fiscal 2006.

The 2007 second quarter adjusted operating income would have increased $4.0 million as compared to the same period last year to $27.4 million, or 17.1 percent, had the Company not incurred expenses related to the severance cost, excess funding for camp construction, and security contract charges.  The Company’s adjusted operating margin of 5.8 percent for the second quarter improved 0.5 percent of revenue over the operating margin of 5.3 percent for the comparable period in fiscal 2006.  The increased operating margin reflects solid performance from CIVPOL and Air-Wing programs.  Net loss for the 2007 second quarter was $2.9 million, resulting in a $0.05 loss per share as compared to net income of $1.8 million and earnings per share of $0.06 for the 2006 second quarter.

Year-to-Date Results

Revenue for the first six months of fiscal 2007 was $1,012.4 million, up 17.1 percent, as compared to revenue for the first six months of fiscal 2006.  ITS revenue represented 65.6 percent of total revenue for the first six months of fiscal 2007, growing 27.2 percent, to $664.2 million, over the comparable period in fiscal 2006.  ITS revenue growth resulted primarily from increased activities under the CIVPOL and Air-Wing programs.  FTS segment revenue represented 34.4 percent of total Company revenue for the first six months of 2007 and increased 1.7 percent to $348.2 million, as compared to the first six months of fiscal 2006.

Operating income for the first six months of fiscal 2007 was $38.3 million, a 4.2 percent decrease over the comparable period in fiscal 2006.  Operating margin for the first six months of fiscal 2007 was 3.8 percent, as compared to 4.6 percent for the first six months of fiscal 2006.

The first six months of fiscal 2007 operating income would have increased $16.2 million as compared to the same period last year to $56.2 million, or 40.5 percent, had the Company not incurred expenses related to executive severance, excess funding for camp construction, and the Saudi security contract, as compared to the same period in fiscal 2006.  The Company’s operating margin of 5.6 percent for the first six months of fiscal 2007 improved 1.0 percent of revenue over the 4.6 percent operating margin achieved for the comparable period in fiscal 2006.  The increased operating margin reflects strong performance from the CIVPOL and Air-Wing programs.

Net loss for the first six months of fiscal 2007 was $3.5 million, resulting in a loss per share of $0.07 compared to a net loss of $149,000 for the first six months of fiscal 2006.  The net loss included special expense items related to the Company’s initial public offering (“IPO”), which are not expected to continue.  On a pro forma basis after adjusting for the special expense items and severance costs, net income for the first six months of fiscal 2007 was $9.6 million and earnings per share were $0.17.  For the first six months of fiscal 2007, cash earnings per share improved 7.3 percent to $0.55 per share, after adding back to pro forma earnings per share amortization and non-cash equity-based compensation expense.  Adjusted EBITDA for the first six months of fiscal 2007 improved to $69.2 million, or 6.8 percent of revenue, compared to adjusted EBITDA of $62.6 million, or 7.2 percent of revenue, for the first six months of fiscal 2006.

“I am pleased with the momentum we are experiencing with our three largest contracts,” said Herb Lanese, DynCorp International’s president and chief executive officer.  “As compared to the same period a year ago, Air-Wing has grown 82.3 percent, CIVPOL increased 21.3 percent and Contract Field Team increased 8.0 percent.  We expect to continue to recognize growth in these programs.”

At September 29, 2006, cash and cash equivalents totaled $80.4 million, up $59.9 million from March 31, 2006.  The Company had working capital of $262.7 million at September 29, 2006, compared to $251.3 million at March 31, 2006.  The substantial increase in cash and cash equivalents was the primary factor contributing to higher current year working capital.  Total debt stood at $632.7 million at September 29, 2006, a reduction of $248.7 million from March 31, 2006, resulting from the use of proceeds from the Company’s IPO.

During the first six months of fiscal 2007, the Company generated operating cash flow of $66.0 million, which was partially offset by capital expenditures and cash used for financing activities in connection with the Company’s IPO.  Operating cash flow of $66.0 million for the first six months of fiscal 2007 decreased from operating cash flow of $91.8 million for the first six months of fiscal 2006.  The prior year’s relatively high operating cash flow resulted from unusually high accounts receivable collection activity.  The Company’s days sales outstanding were 65.8 days a year ago versus 77.1 days in the current year.

Backlog as of September 29, 2006 was $2.7 billion, including $0.9 billion in funded backlog and $1.8 billion in unfunded backlog.  Estimated remaining contract value was $5.7 billion as of September 29, 2006.

Fiscal 2007 Guidance

The Company provides the following guidance for its fiscal year ending March 30, 2007, based on its current backlog and management’s estimate of future contract awards.  EBITDA and diluted earnings per share have been updated to include $3.5 million in severance expense.

FY 2007
Revenue	$2.1 to $2.2 billion
EBITDA	$160.1 million
Adjusted EBITDA(1)	$170.0 million
Diluted earnings per share	$0.43
Pro forma diluted earnings per share(2)	$0.71
Diluted cash earnings per share(3)	$1.48

(1)             Adjusted EBITDA adds back (i) $0.8 million related to compensation expense associated with consummation of the Company’s IPO; (ii) $2.6 million of non-cash equity-based compensation expense; and (iii) $6.5 million of severance expense.

(2)             This guidance excludes (i) certain severance expenses of $6.5 million; (ii) one-time expenses of $10.2 million associated with consummation of the Company’s IPO; (iii) interest expense of $2.9 million associated with the Company’s preferred stock; and (iv) interest expense of $0.8 million associated with subordinated debt retired from IPO proceeds.  The one-time IPO expenses consist of premium costs to redeem preferred stock and subordinated debt of $5.7 million and $2.7 million, respectively, the write-off of deferred financing cost of $1.0 million associated with early retirement of subordinated debt, and compensation expense of $0.8 million related to consummation of the Company’s IPO.

(3)             Cash earnings per share represents pro forma diluted earnings per share plus add backs for amortization of customer related intangibles (approximately $0.73 per share) and non-cash equity-based compensation (approximately $0.05 per share).

Conference Call

The Company will host a conference call at 8:30 a.m. EST on Thursday, November 9, 2006 to discuss fiscal 2007 second quarter results.  To participate in the conference call, dial (866) 871-0758 and enter the conference ID number: 7484560.  International callers should dial (706) 634-5249 and enter the same conference ID number above.  A telephonic replay will be available from 1:00 p.m. EST on November 9, 2006 through 11:59 am EST on November 15, 2006.  To access the replay, please dial (800) 642-1687 or (706) 645-9291 and enter the following ID number 7484560.

About DynCorp International

DynCorp International Inc., through its operating company DynCorp International LLC, is a provider of specialized mission-critical outsourced technical services to civilian and military government agencies with specific global expertise in law enforcement training and support, security services, base operations, aviation services and operations and logistics support. Headquartered in Falls Church, VA, DynCorp International Inc. has approximately 14,000 employees worldwide.  For more information, visit our website at www.dyn-intl.com.

Reconciliation to GAAP

In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP.  Management believes these non-GAAP financial measures are useful in evaluating operating performance and/or are regularly used by security analysts, institutional investors and other interested parties in the evaluation of the Company.  Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.

For a reconciliation of non-GAAP financial measures to the closest GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules accompanying this release.

Forward-looking Statements:  Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenue and profitability.  All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although believed by the Company to be reasonable, are inherently uncertain.  Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of its control that may cause its business, strategy or actual results or events to differ materially from the statements made herein.  These risks and uncertainties may include, but are not limited to, the following:  changes in the demand for services that the Company provides; additional work awarded under the Civilian Police and International Narcotics and Law Enforcement contracts; pursuit of new commercial business in the U.S. and abroad;  activities of competitors; changes in significant operating expenses; changes in availability of capital; general economic and business conditions in the U.S.; acts of war or terrorist activities; variations in performance of financial markets; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.  Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements.  The Company’s actual results could differ materially from those contained in the forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

###

(Financial tables follow)

DYNCORP INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands)

	For the Three Months Ended		For the Six Months Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
	(unaudited)		(unaudited)

Revenues	$474,721	$439,629	$1,012,405	$864,684

Cost of services (excluding depreciation and amortization disclosed below)	423,433	385,002	893,767	763,592
Selling, general and administrative	30,552	19,702	57,957	38,861
Depreciation and amortization	11,212	11,515	22,349	22,200
Operating income	9,524	23,410	38,332	40,031

Other expense (income):
Interest and other income	(287)	12	(883)	87
Interest expense	14,689	13,855	29,503	27,684
Interest on mandatory redeemable shares	—	4,195	3,002	8,246
Loss on debt extinguishment(1)	—	—	9,201	—
(Loss) income before taxes	(4,878)	5,348	(2,491)	4,014
Income tax (benefit) provision	(1,998)	3,524	1,006	4,163
Net (loss) income	$(2,880)	$1,824	$(3,497)	$(149)

(Loss) earnings per share:
Basic and diluted	$(0.05)	$0.06	$(0.07)	$0.00

Average shares outstanding:
Basic and diluted	57,000	32,000 (2)	52,467	32,000 (2)

EBITDA(3)	$21,929	$35,120	$62,730	$62,560
EBITDA margin	4.6%	8.0%	6.2%	7.2%
Adjusted EBITDA(4)	$26,921	$35,120	$69,198	$62,560
Adjusted EBITDA margin	5.7%	8.0%	6.8%	7.2%

Cash earnings(5)	$10,750	$16,038	$31,103	$28,998

Operating cash flow	$63,049	$39,474	$66,026	$91,847

(1) Represents the premium associated with the redemption of all of the outstanding preferred stock, premium on the redemption of a portion of the senior subordinated notes and write-off of deferred financing costs associated with the early retirement of a portion of the senior subordinated notes.

(2) Shares were adjusted to reflect the 64-to-1 stock split that occurred prior to the consummation of the IPO.

(3) EBITDA is a primary component of certain covenants under our senior secured credit facility and is defined as net income (loss) before interest expense, income taxes, depreciation and amortization.  We believe that EBITDA is useful to investors as a way to evaluate our ability to incur and service debt, make capital expenditures and meet working capital requirements.  EBITDA does not represent net income or cash flows from operations, as these terms are defined under generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.  EBITDA as presented in this press release is not necessarily comparable to similarly titled measures reported by other companies.

(4) Adjusted EBITDA is defined as EBITDA plus non-cash equity-based compensation, other compensation expenses of a non-recurring nature and severance related costs.  See Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA included in the financial table in this press release.

(5) See Reconciliation of Pro Forma Net (Loss) Income to Cash Earnings included in the financial table in this press release.

DYNCORP INTERNATIONAL INC.

PRO FORMA FINANCIAL INFORMATION

(Dollars and shares in thousands)

	Three Months Ended Sept. 29, 2006	Adjustments		Pro Forma Three Months Ended Sept. 29, 2006

Revenues	$474,721	$—		$474,721
Cost of services (excluding depreciation and amortization disclosed below)	423,433	—		423,433
Selling, general and administrative	30,552	(4,688	)(1)	25,864
Depreciation and amortization	11,212	—		11,212
Operating income	9,524	4,688		14,212

Other expense (income):
Interest and other income	(287)	—		(287)
Interest expense	14,689	—		14,689
Interest on mandatory redeemable shares	—	—		—
Loss on debt extinguishment	—	—		—
(Loss) income before taxes	(4,878)	4,688		(190)
Income tax (benefit) provision	(1,998)	1,928	(2)	(70)
Net loss	$(2,880)	$2,760		$(120)

(Loss) earnings per share:
Basic and diluted	$(0.05)	NA		$0.00

Average shares outstanding:
Basic and diluted	57,000	NA		57,000

(1) Represents the severance expense resulting from the departure of the former chief executive officer and chief operating officer.

(2) Adjusts the Company’s current period effective tax rate to the Company’s sustainable effective tax rate of 36.9%.

DYNCORP INTERNATIONAL INC.

PRO FORMA FINANCIAL INFORMATION

(Dollars and shares in thousands)

	Six Months Ended Sept. 29, 2006	Adjustments		Pro Forma Six Months Ended Sept. 29, 2006

Revenues	$1,012,405	$—		$1,012,405
Cost of services (excluding depreciation and amortization disclosed below)	893,767	—		893,767
Selling, general and administrative	57,957	(5,469	)(1)	52,488
Depreciation and amortization	22,349	—		22,349
Operating income	38,332	5,469		43,801

Other expense (income):
Interest and other income	(883)	—		(883)
Interest expense	29,503	—		29,503
Interest on mandatory redeemable shares	3,002	(3,002	)(2)	—
Loss on debt extinguishment (3)	9,201	(9,201)		—
(Loss) income before taxes	(2,491)	17,672		15,181
Provision for income taxes	1,006	4,596	(4)	5,602
Net (loss) income	$(3,497)	$13,076		$9,579

(Loss) earnings per share:
Basic and diluted	$(0.07)	NA		$0.17

Average shares outstanding:
Basic and diluted	52,467	4,533	(5)	57,000

(1) Reflects the incentive compensation expense incurred in connection with the completion of the Company’s IPO in May 2006 and the severance expense for the former chief executive officer and chief operating officer.

(2) Represents the decrease in interest expense related to the Company’s preferred stock redeemed in connection with the Company’s IPO.

(3) Represents the premium associated with the redemption of all of the outstanding preferred stock, the premium on the redemption of a portion of the senior subordinated notes and the write-off of deferred financing costs associated with the early retirement of a portion of the senior subordinated notes.

(4) Adjusts the Company’s current period effective tax rate to the Company’s sustainable effective tax rate of 36.9%.

(5)  Reflects the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

PRO FORMA FINANCIAL INFORMATION

(Dollars and shares in thousands)

	Three Months Ended Sept. 30, 2005		Adjustments		Pro Forma Three Months Ended Sept. 30, 2005

Revenues	$439,629		$—		$439,629
Cost of services (excluding depreciation and amortization disclosed below)	385,002		—		385,002
Selling, general and administrative	19,702		—		19,702
Depreciation and amortization	11,515		—		11,515
Operating income	23,410		—		23,410

Other expense (income):
Interest and other income	12		—		12
Interest expense	13,855		—		13,855
Interest on mandatory redeemable shares	4,195		(4,195	)(1)	—
Income before taxes	5,348		4,195		9,543
Provision for income taxes	3,524		(3	)(2)	3,521
Net income	$1,824		$4,198		$6,022

Earnings per share:
Basic and diluted	$0.06		NA		$0.11

Average shares outstanding:
Basic and diluted	32,000	(3)	25,000	(4)	57,000

(1) Represents the decrease in interest expense related to the Company’s preferred stock redeemed in connection with the Company’s IPO.

(2) Adjusts the Company’s current period effective tax rate to the Company’s sustainable effective tax rate of 36.9%.

(3) Shares were adjusted to reflect the 64-to-1 stock split that occurred prior to the consummation of the IPO.

(4) Represents the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

PRO FORMA FINANCIAL INFORMATION

(Dollars and shares in thousands)

	Six Months Ended Sept. 30, 2005		Adjustments		Pro Forma Six Months Ended Sept. 30, 2005

Revenues	$864,684		$—		$864,684
Cost of services (excluding depreciation and amortization disclosed below)	763,592		—		763,592
Selling, general and administrative	38,861		(1,950	)(1)	36,911
Depreciation and amortization	22,200		—		22,200
Operating income	40,031		1,950		41,981

Other expense (income):
Interest and other income	87		—		87
Interest expense	27,684		—		27,684
Interest on mandatory redeemable shares	8,246		(8,246	)(2)	—
Income before taxes	4,014		10,196		14,210
Provision for income taxes	4,163		1,080	(3)	5,243
Net (loss) income	$(149)		$9,116		$8,967

Earnings per share:
Basic and diluted	$0.00		NA		$0.16

Average shares outstanding:
Basic and diluted	32,000	(4)	25,000	(5)	57,000

(1) Reflects the retention bonus expense incurred in connection with the 2005 acquisition of the Company by an entity controlled by Veritas Capital Fund II, L.P. and its affiliates.

(2) Represents the decrease in interest expense related to the Company’s preferred stock redeemed in connection with the Company’s IPO.

(3) Adjusts the Company’s current period effective tax rate to the Company’s sustainable effective tax rate of 36.9%.

(4)  Shares were adjusted to reflect the 64-to-1 stock split that occurred prior to the consummation of the IPO.

(5) Represents the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA

(Dollars in thousands)

	For the Three Months Ended		For the Six Months Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
	(unaudited)		(unaudited)

Net (loss) income	$(2,880)	$1,824	$(3,497)	$(149)
Income tax (benefit) expense	(1,998)	3,524	1,006	4,163
Interest expense and loss on debt extinguishment	14,689	18,050	41,706	35,930
Depreciation and amortization	12,118	11,722	23,515	22,616
EBITDA	$21,929	$35,120	$62,730	$62,560
Non-cash equity-based compensation(1)	304	—	999	—
Compensation expenses(2)	—	—	781	—
Severance expenses(3)	4,688	—	4,688	—
Adjusted EBITDA	$26,921	$35,120	$69,198	$62,560

(1) Represents non-cash equity-based compensation expense.

(2) Represents one-time IPO bonuses and one-time retention bonuses paid to certain members of management.

(3) Represents the severance expense resulting from the departure of the former chief executive officer and chief operating officer.

DYNCORP INTERNATIONAL INC.

RECONCILIATION OF PRO FORMA NET (LOSS) INCOME TO CASH EARNINGS

(Dollars and shares in thousands)

	For the Three Months Ended		For the Six Months Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
	(unaudited)		(unaudited)

Pro forma net (loss) income	$(120)	$6,022	$9,579	$8,967
Amortization of intangibles	10,566	10,016	20,525	20,031
Non-cash equity-based compensation	304	—	999	—
Cash earnings	$10,750	$16,038	$31,103	$28,998

Earnings per share:
Basic and diluted	$0.19	$0.28	$0.55	$0.51

Average shares outstanding:
Basic and diluted(1)	57,000	57,000	57,000	57,000

(1) Represents the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Six Months Ended
	Sept. 29, 2006	Sept. 30, 2005
	(unaudited)
Cash flows from operating activities:
Net loss	$(3,497)	$(149)
Adjustments to reconcile net loss to net cash
provided by operating activities from continuing operations:
Depreciation and amortization	23,515	22,616
Premium paid on redemption senior subordinated notes	2,657	—
Premium paid on redemption of preferred stock	5,717	—
Non-cash interest expense (redeemable preferred stock dividends)	—	8,246
Deferred financing cost amortization	2,313	1,320
(Recovery) provision of losses on accounts receivable	(4,563)	350
Income from equity joint ventures	(334)	45
Deferred income taxes	(6,609)	(572)
Non-cash equity-based compensation	999	—
Gain on disposition of assets	—	(1)

Changes in current assets and liabilities
Accounts receivable	28,791	98,156
Prepaid expenses and other current assets	(4,854)	(2,158)
Accounts payable and accruals	31,457	(37,008)
Redeemable preferred stock dividend	(3,695)	—
Income taxes payable	(5,871)	1,002
Net cash provided by operating activities	66,026	91,847

Cash flows from investing activities:
Purchase of property and equipment	(2,924)	(697)
Proceeds from sale of equipment	—	11
Payment for computer software upgrade	(1,386)	—
Other assets	(357)	(1,358)
Net cash used in investing activities	(4,667)	(2,044)

Cash flows from financing activities:
Proceeds from equity offering, net	346,446	—
Payments on credit facility	(28,831)	(35,000)
Payments on acquisition debt	—	(1,725)
Redemption of preferred stock	(216,126)	—
Special dividend	(100,000)	—
Premium paid on redemption senior subordinated notes	(2,657)	—
Premium paid on redemption of preferred stock	(5,717)	—
Payment of deferred financing costs	(500)	—
Borrowings related to prepaid insurance, net	5,892	—
Purchase of interest rate cap	—	(483)
Net cash used in financing activities	(1,493)	(37,208)

Net increase in cash and cash equivalents	59,866	52,595
Cash and cash equivalents, beginning of period	20,573	13,474
Cash and cash equivalents, end of period	$80,439	$66,069

DYNCORP INTERNATIONAL INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, expect per share amount)

	Sept. 29, 2006	March 31, 2006
	(unaudited)
Current Assets:
Cash and cash equivalents	$80,439	$20,573
Receivables, net of allowances for doubtful accounts of $3,428 and $8,479 at
September 29, 2006 and March 31, 2006, respectively	415,967	440,195
Deferred tax asset	4,509	795
Prepaid expenses and other current assets	54,020	43,733
Total current assets	554,935	505,296

Property and equipment at cost, less accumulated depreciation of $2,134 and $1,296 at September 29, 2006 and March 31, 2006, respectively	11,561	8,769

Other assets:
Goodwill	420,180	420,180
Tradename	18,318	18,318
Customer related intangibles, net of accumulated amortization of $63,267 and $43,471 at September 29, 2006 and March 31, 2006, respectively	227,114	246,910
Other intangibles, net of accumulated amortization of $5,571 and $3,672 at September 29, 2006 and March 31, 2006, respectively	6,939	7,453
Deferred financing costs, net of accumulated amortization of $4,616 and $3,261 at September 29, 2006 and March 31, 2006, respectively	15,656	17,469
Deferred income taxes	14,413	11,518
Other assets	2,149	3,176
Total other assets	704,769	725,024
Total assets	$1,271,265	$1,239,089

Current Liabilities:
Current portion of long-term debt	$3,450	$2,588
Current portion of other long-term liabilities	301	—
Accounts payable and accrued expenses	152,797	143,668
Accrued payroll and employee costs	76,693	65,586
Other accrued expenses	56,609	33,845
Income taxes	2,407	8,280
Total current liabilities	292,257	253,967

Long-term debt—less current portion	629,270	658,963
Other long-term liabilities	2,563	—
Shares subject to mandatory redemption Series A preferred stock, stated value $195,550; 350,000 shares authorized; 190,550 shares issued and outstanding at March 31, 2006; none at September 29, 2006; redemption value of $219,821 at March 31, 2006	—	219,821

Commitments and contingencies

Shareholders’ equity
Preferred Stock, $0.01 par value—50,000,000 shares authorized; no shares outstanding	—	—
Common Stock, $0.01 par value—232,000,000 shares and 32,000,000 authorized; 57,000,000 shares and 32,000,000 shares issued and outstanding at September 29, 2006 and March 31, 2006, respectively	570	320
Additional paid-in capital	350,360	102,097
Retained (deficit) earnings	(3,497)	4,139
Accumulated other comprehensive loss	(258)	(218)
Total shareholders’ equity	347,175	106,338
Total liabilities and shareholders’ equity	$1,271,265	$1,239,089

DYNCORP INTERNATIONAL INC.

OTHER CONTRACT DATA

(Dollars in millions)

	At or for the period ended
	Sept. 29, 2006	March 31, 2006
Backlog(1):
Funded backlog	$886	$1,024
Unfunded backlog	1,839	1,617
Total backlog	$2,725	$2,641

Estimated remaining contract value(2)	$5,658	$5,727

(1) Backlog consists of orders and options under our contracts.  We define contracted backlog as the estimated value of contract awards received from customers that have not been recognized as sales.  Our backlog consists of funded and unfunded backlog.  Funded backlog is based upon amounts actually appropriated by a customer for payment of goods and services less actual revenue recorded as of the measurement date under that appropriation.  Unfunded backlog is the actual dollar value of unexercised contract options.  Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.  These options may be exercised at the sole discretion of the customer.  It has been our historical experience, however, that the customer has exercised contract options.

(2) Estimated remaining contract value represents the aggregate contract revenue we estimate will be earned over the remaining life of certain contracts.  When more than one company is awarded a contract for a given work requirement, we include in estimating remaining contract value only our estimate of the contract revenue we expect to earn over the remaining term of the contract.  Funded backlog is based upon amounts actually appropriated by a customer for payment for goods and services.  Because the U.S. federal government operates under annual appropriations, agencies of the U.S. federal government typically fund contracts on an incremental basis.  Accordingly, the majority of the estimated remaining contract value is not funded backlog.  Our estimated remaining contract value is based on our experience under contracts and we believe our estimates are reasonable.  However, there can be no assurance that our existing contracts will result in actual revenues in any particular period or at all.  These amounts could vary depending upon government budgets and appropriations.